Exhibit 99.1

	RE:	MHI Hospitality Corporation 410 West Francis Street Williamsburg, VA 23185 (757) 229-5648 TRADED: NASDAQ: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:		AT FINANCIAL RELATIONS BOARD:
Bill Zaiser		Vicki Baker
Chief Financial Officer		General Information
(301) 220-5400		(703) 796-1798

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS FOR

SECOND QUARTER 2010

Williamsburg, VA – August 10, 2010 – MHI Hospitality Corporation (NASDAQ: MDH) (the “Company”), a self-managed and self-administered lodging real estate investment trust (“REIT”), today reported its consolidated results for the second quarter ended June 30, 2010.

HIGHLIGHTS:

•

Funds from Operations (“FFO”) increased 8.8% or approximately $0.2 million over second quarter 2009 to approximately $2.6 million, and increased 8.3% or approximately $0.3 million over the six months ended June 30, 2009 to approximately $3.8 million;

•

Net operating income (“NOI”) increased 8.2% or approximately $0.2 million over second quarter 2009 to approximately $3.2 million, and increased 29.5% or approximately $0.8 million over the six months ended June 30, 2009 to approximately $3.6 million;

•

Occupancy increased to 72.2% in the second quarter, an increase of 8.1% over the same period for the prior year, and increased to 67.5%, or an increase of 11.1% in the six months ended June 30, 2010 over the six months ended June 30, 2009;

•

Total room revenue increased approximately $0.8 million or 5.5% over second quarter 2009 to approximately $15.0 million, and increased approximately $2.4 million or 9.8% over the six months ended June 30, 2009 to approximately $27.0 million;

•

Net income before taxes increased 59.5% or approximately $0.3 million over the second quarter 2009 to approximately $0.9 million, whereas the net loss before taxes for the six months ended June 30, 2010 narrowed 71.6% or approximately $0.9 million to approximately $0.4 million; and

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MHI Hospitality Corporation

•

Adjusted operating income increased approximately $0.3 million or 4.9% over second quarter 2009 to approximately $6.0 million, and increased approximately $1.3 million or 16.4% over the six months ended June 30, 2009 to approximately $9.4 million.

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “This is the fourth consecutive quarterly period in which Funds from Operations and occupancy have grown as compared to the same quarter in the prior year. We believe this building record of strong performance demonstrates demand for our competitive hotel platform.”

Added Mr. Sims, “We also strengthened our financial position in the second quarter. Actions included negotiating an option to extend the term of our credit agreement to 2012 and an extension of our mortgage on the Jacksonville property. We are encouraged by improvements taking place within the lodging environment and remain committed to driving share within our markets.”

Operating Results

The Company reported consolidated total revenue of approximately $21.5 million for the three-month period ended June 30, 2010, an increase of 4.8% over the three-month period ended June 30, 2009. For the second quarter, the Company also reported consolidated net income of approximately $0.3 million, or $0.03 per share, as compared to consolidated net income of approximately $0.01 million, or $0.02 per share, for the comparable 2009 period. The Company reported net operating income of approximately $3.2 million for the three-month period ended June 30, 2010, an increase of approximately $0.2 million or 8.2% over the comparable 2009 period. During the second quarter, FFO was approximately $2.6 million, or $0.20 per share, compared to approximately $2.4 million, or $0.23 per share, for the second quarter of 2009. FFO for the six months ended June 30, 2010 increased 8.3%, or approximately $0.3 million, to approximately $3.8 million, or $0.30 per share, compared to approximately $3.5 million, or $0.33 per share, for the comparable 2009 period.

Adjusted operating income and FFO are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. The Company defines adjusted operating income as net operating income excluding depreciation and amortization, corporate general and administrative expenses, lease revenue and related expenses as well as other fee income not related to the Company’s wholly-owned hotel properties. The Company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. Reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

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MHI Hospitality Corporation

Portfolio Operating Performance

The following tables illustrate the key operating metrics for the three months and six months ended June 30, 2010 and 2009 for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the eight wholly-owned properties in the portfolio that were not under development and under the Company’s control during all of 2009 and the six months ended June 30, 2010 (“same-store” properties). Accordingly, the same store data does not reflect the Crowne Plaza Tampa Westshore, which opened in March 2009. The tables also exclude performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated (All Hotels)	Quarter Ended June 30, 2010	Quarter Ended June 30, 2009	Variance

Occupancy	72.2%	66.8%	8.1%
Average Daily Rate (“ADR”)	$107.86	$110.47	-2.4%
Revenue per Available Room (“RevPAR”)	$77.88	$73.82	5.5%

For the quarter ended June 30, 2010, the Company’s consolidated properties realized a 5.5% increase in RevPAR versus the same period in 2009. The RevPAR increase was the result of an 8.1% increase in occupancy and a 2.4% decrease in ADR.

Consolidated (All Hotels)	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Variance

Occupancy	67.5%	60.7%	11.1%
ADR	$104.99	$110.26	-4.8%
RevPAR	$70.82	$66.96	5.8%

Same Store (8 Hotels)	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Variance

Occupancy	67.7%	62.9%	7.7%
ADR	$106.59	$111.28	-4.2%
RevPAR	$72.18	$69.99	3.1%

For the six months ended June 30, 2010, the Company’s consolidated properties realized a 5.8% increase in RevPAR versus the same period in 2009. The RevPAR increase was the result of an 11.1% increase in occupancy offset by a 4.8% decrease in ADR. For the first six months of 2010, the same-store portfolio generated a 3.1% increase in RevPAR from the comparable period in 2009.

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MHI Hospitality Corporation

Portfolio Update

As of June 30, 2010, total assets were approximately $213.9 million, including approximately $185.5 million of net investment in hotel properties plus approximately $9.8 million for the Company’s joint venture investment in the Crowne Plaza Hollywood Beach Resort.

Balance Sheet/Liquidity

At June 30, 2010, the Company had approximately $6.5 million of available cash and cash equivalents, of which approximately $1.6 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses. The Company has approximately $75.2 million outstanding on its line of credit, which had been deployed primarily to fund the acquisitions and renovations of the Sheraton Louisville Riverside Hotel and the Crowne Plaza Tampa Westshore, the Company’s equity contribution to its joint venture with The Carlyle Group for the purchase of the Crowne Plaza Hollywood Beach Resort, as well as the acquisition of the Hampton, Virginia hotel property.

On June 7, 2010, the Company announced that it had entered into a fifth amendment to its credit agreement. As of June 30, 2010, the Company was in compliance with all credit agreement covenants.

On July 7, 2010, the Company announced that during the second quarter it had exercised its option to extend the scheduled maturity date of the $18.0 million mortgage on the Crowne Plaza Jacksonville Riverfront Hotel. The new maturity date is July 22, 2011.

The Company has no debt maturing before May 2011.

Dividend

As previously announced, the fifth amendment to the credit agreement entered into in June 2010 permits the Company to pay in any given fiscal year a dividend in an amount minimally necessary in order to maintain its status as a REIT provided that no default or event of default exists at the time of, or after giving effect to, the distribution and the Company does not incur indebtedness to make the distribution. The Company anticipates the amount of such a dividend will remain at 90% of taxable income excluding net capital gains, which does not necessarily equal net income as calculated in accordance with GAAP. The credit agreement also provides that the Company may make additional dividend distributions so long as no event of default exists at the time, or after giving effect to, such additional distributions if the Company maintains a minimum liquidity position of $10 million and satisfies a debt yield ratio of EBITDA to total liabilities of at least 10% before and after giving effect to such distribution, provided the aggregate amount of such distributions in a given year cannot exceed 90% of FFO for the prior fiscal year. Any future changes to the Company’s current dividend policy will need to be in compliance with restrictions on the payment of cash dividends as set forth in the referenced amendment to the credit agreement.

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MHI Hospitality Corporation

Outlook and Market Trends

Set forth below is our guidance for 2010, which is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals. These projections are based on occupancy and rate estimates that are consistent with calendar year 2010 trend forecasts by Smith Travel Research for the market segments in which the Company operates. The FFO forecast reflects management’s expectation that recently renovated and opened properties, including the Hilton Savannah DeSoto and the Crowne Plaza Tampa Westshore, will continue to experience increased demand and improved operations and that there will be continued, albeit slowed, expansion in the lodging industry through 2010.

The table below reconciles projected 2010 net income to projected FFO and provides projected key operating metrics and supplemental information:

	Low Range Y/E Dec 31, 2010	High Range Y/E Dec 31, 2010
Net loss	$(1,216,000)	$(630,000)
Noncontrolling interest	(444,000)	(230,000)
Depreciation and amortization	8,510,000	8,510,000
Equity in depreciation and amortization of joint venture	550,000	550,000

FFO	$7,400,000	$8,200,000

Weighted average shares and units	12,897,408	12,897,408

FFO per share and unit	$0.57	$0.64

Earnings Call/Webcast

The Company will conduct its second quarter 2010 conference call for investors and other interested parties at 10:00 a.m. Eastern Time (ET) on Tuesday, August 10, 2010. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-317-6789 (United States) or 866-605-3852 (Canada). To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 10, 2010 through September 30, 2010 at 5:00 p.m. ET. To access the rebroadcast, dial 877-344-7529 and enter passcode number 442740. A replay of the call also will be available on the Internet at www.mhihospitality.com until September 30, 2010.

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MHI Hospitality Corporation

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,110 rooms. All of the Company’s wholly-owned properties operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company has a 25.0% interest in the Crowne Plaza Hollywood Beach Resort. The Company also has a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the current economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of an anticipated recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the current credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI Hospitality Corporation

MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2010 (unaudited)	December 31, 2009 (audited)
ASSETS
Investment in hotel properties, net	$185,461,695	$188,587,507
Investment in joint venture	9,770,855	9,685,844
Cash and cash equivalents	4,948,114	3,490,487
Restricted cash	1,586,561	701,730
Accounts receivable	2,527,255	1,625,161
Accounts receivable-affiliate	45,354	32,444
Prepaid expenses, inventory and other assets	2,247,091	2,046,082
Notes receivable, net	100,000	100,000
Shell Island lease purchase, net	1,261,029	1,441,176
Deferred income taxes	4,598,312	4,920,973
Deferred financing costs, net	1,377,432	1,328,351

TOTAL ASSETS	$213,923,698	$213,959,755

LIABILITIES
Line of credit	$75,197,858	$75,522,858
Mortgage loans	72,534,720	72,738,250
Loans payable	4,561,005	4,613,163
Accounts payable and accrued liabilities	7,586,461	6,696,605
Advance deposits	727,112	547,653

TOTAL LIABILITIES	$160,607,156	$160,118,529

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,541,286 shares and 9,096,943 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	$95,413	$90,969
Additional paid in capital	55,625,975	52,543,562
Distributions in excess of retained earnings	(14,978,513)	(14,454,238)

Total MHI Hospitality Corporation stockholders’ equity	40,742,875	38,180,293
Noncontrolling interest	12,573,667	15,660,933

TOTAL EQUITY	53,316,542	53,841,226

TOTAL LIABILITIES AND EQUITY	$213,923,698	$213,959,755

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MHI Hospitality Corporation

MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009
REVENUE
Rooms department	$14,953,693	$14,173,691	$27,048,091	$24,622,781
Food and beverage department	5,430,191	5,156,464	9,737,983	9,063,282
Other operating departments	1,125,638	1,202,364	2,239,039	2,345,646

Total revenue	21,509,522	20,532,519	39,025,113	36,031,709

EXPENSES
Hotel operating expenses
Rooms department	3,929,587	3,665,264	7,522,967	6,732,438
Food and beverage department	3,509,070	3,313,253	6,529,437	6,032,642
Other operating departments	170,906	195,452	343,838	374,337
Indirect	7,662,968	7,454,902	14,839,936	14,386,976

Total hotel operating expenses	15,272,531	14,628,871	29,236,178	27,526,393

Depreciation and amortization	2,126,133	2,085,460	4,257,617	3,996,058
Corporate general and administrative	904,206	853,807	1,961,810	1,753,104

Total operating expenses	18,302,870	17,568,138	35,455,605	33,275,555

NET OPERATING INCOME	3,206,652	2,964,381	3,569,508	2,756,154

Other income (expense)
Interest expense	(2,466,124)	(2,583,849)	(4,777,074)	(4,584,707)
Interest income	5,275	14,342	10,936	27,828
Equity in earnings of joint venture	(82,208)	(123,141)	189,326	(12,024)
Unrealized gain on hedging activities	263,448	300,673	647,394	537,257
Gain on disposal of assets	—	8,870	—	8,870

Net income (loss) before taxes	927,043	581,276	(359,910)	(1,266,622)
Income tax benefit (provision)	(555,318)	(371,423)	(362,400)	524,855

Net income (loss)	371,725	209,853	(722,310)	(741,767)
Adjust: Net (income) loss attributable to the noncontrolling interest	(116,158)	(73,412)	198,035	259,137

Net income (loss) attributable to the Company	$255,567	$136,441	$(524,275)	$(482,630)

Net income (loss) per share attributable to the Company
Basic	$0.03	$0.02	$(0.06)	$(0.07)
Diluted	$0.03	$0.02	$(0.06)	$(0.07)

Weighted average number of shares outstanding
Basic	9,525,824	6,964,263	9,351,705	6,961,106
Diluted	9,541,824	6,990,263	9,367,705	6,987,106

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MHI Hospitality Corporation

MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009

Net income (loss) attributable to the Company	$255,567	$136,441	$(524,275)	$(482,630)
Adjust noncontrolling interest	116,158	73,412	(198,035)	(259,137)
Add depreciation and amortization	2,126,133	2,085,460	4,257,617	3,996,058
Add equity in depreciation and amortization of joint venture	136,654	135,702	272,965	271,879
Adjust gain (loss) on disposal of assets	—	(8,870)	—	(8,870)

FFO	$2,634,512	$2,422,145	$3,808,272	$3,517,300

Weighted average shares outstanding	9,525,824	6,964,263	9,351,705	6,961,106
Weighted average units outstanding	3,369,439	3,737,607	3,532,166	3,737,607

Weighted average shares and units	12,895,263	10,701,870	12,883,871	10,698,713

FFO per share and unit	$0.20	$0.23	$0.30	$0.33

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance. Management believes FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

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MHI Hospitality Corporation

MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET OPERATING INCOME TO

ADJUSTED OPERATING INCOME

(unaudited)

	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009

Net operating income	$3,206,652	$2,964,381	$3,569,508	$2,756,154
Add corporate general and administrative	904,206	853,807	1,961,810	1,753,104
Add depreciation and amortization	2,126,133	2,085,460	4,257,617	3,996,058
Subtract net lease rental income	(121,250)	(104,534)	(222,500)	(222,500)
Subtract other fee income	(73,549)	(41,215)	(147,503)	(191,136)

Adjusted operating income	$6,042,192	$5,757,899	$9,418,932	$8,091,680

We provide adjusted operating income as supplemental information for investors. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses, depreciation and amortization, net lease income as well as other fee income not related to our wholly-owned hotel properties, the adjusted operating income we present should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments or our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We also believe that providing adjusted operating income provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotels REITs and hotel owners.